UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 13, 2008
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York	10004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01	Other Events.
On October 13, 2008, The Goldman Sachs Group, Inc. (the “Company”) agreed to participate in the U.S. Treasury’s TARP Capital Purchase Program. The Company has agreed to issue and sell to the U.S. Treasury preferred stock and warrants to purchase shares of common stock of the Company in accordance with the terms of the Capital Purchase Program for an aggregate purchase price of $10 billion. The U.S. Treasury’s term sheet describing the Capital Purchase Program is available on the U.S. Treasury’s website at http://www.ustreas.gov.
On October 14, 2008, the Federal Deposit Insurance Corporation (the “FDIC”) announced a new program, the Temporary Liquidity Guarantee Program. The Company and its U.S. bank subsidiary are eligible institutions under this program. The FDIC’s Financial Institution Letter describing this program is available on the FDIC’s website at http://www.fdic.gov/tlgp.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: October 17, 2008	By:	/s/ Kenneth L. Josselyn

		Name:	Kenneth L. Josselyn
		Title:	Associate General Counsel and
Assistant Secretary